Exhibit 99.7
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in TEPPCO Partners L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: February 28, 2008	/s/ Dan L. Duncan

Dan L. Duncan

Dated: February 28, 2008	DD SECURITIES LLC

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President

Dated: February 28, 2008	DAN DUNCAN LLC

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President

Dated: February 28, 2008	DFI HOLDINGS, LLC

By DAN DUNCAN LLC, its sole member

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President

Dated: February 28, 2008	DFI GP HOLDINGS, L.P.

	By:	DFI HOLDINGS, LLC, its general partner

By DAN DUNCAN LLC, its sole member

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President

Dated: February 28, 2008	DUNCAN FAMILY INTERESTS, INC.

	By:	/s/ Michael G. Morgan Michael G. Morgan
President

Dated: February 28, 2008	EPCO, INC.

	By:	/s/ W. Randall Fowler W. Randall Fowler
President and Chief Executive Officer

Dated: February 28, 2008	EPCO HOLDINGS, INC.

	By:	/s/ W. Randall Fowler W. Randall Fowler
President and Chief Executive Officer

Dated: February 28, 2008	EPE HOLDINGS, LLC

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President

Dated: February 28, 2008	ENTERPRISE GP HOLDINGS L.P.

	By:	EPE HOLDINGS, LLC

	By:	/s/ W. Randall Fowler W. Randall Fowler
Executive Vice President